Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 54 & 57 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, Strategic Advisers Growth Fund and Strategic Advisers Value Fund of our reports dated July 15, 2016 and Strategic Advisers Value Multi-Manager Fund, Strategic Advisers Core Multi-Manager Fund, Strategic Advisers Growth Multi-Manager Fund and Strategic Advisers Short Duration Fund of our reports dated July 18,  2016, relating to the financial statements and financial highlights included in the May 31, 2016 Annual Report to Shareholders of Fidelity Rutland Square Trust II.

We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

July 26, 2016